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                                                                 Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-51445) of Westinghouse Electric Corporation of our report dated February 12, 1996 except for the restatement discussed in Note 23, for which the date is March 31, 1996, which is included in the Form 8-K dated September 19, 1996.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954
January 6, 1997